Exhibit 10.3

Acknowledgement

This Acknowledgement is provided by the undersigned GLOBIS ACQUISITION CORP. (hereinafter Globis) pursuant to a Bond Subscription Deed dated December 31, 2021 (the Deed) made by FORAFRIC AGRO HOLDINGS LIMITED, a private company limited by shares incorporated under the laws of Gibraltar with registered number 114436 and registered office at 57/63 Line Wall Road, Gibraltar (the Issuer), and LIGHTHOUSE CAPITAL LIMITED, a private company limited by shares incorporated under the laws of Gibraltar with registered number 114433 and registered office at 57/63 Line Wall Road, Gibraltar, in favour of the Subscribers from time to time as defined in the Deed. Capitalized terms used but not defined herein shall have the meanings set forth in the Deed.

1.	Globis hereby acknowledges to the Subscribers that, in the event that the Globis Shares issued pursuant to the Deed are not registered in connection with the consummation of the DE-SPAC Transaction, it has agreed that, within forty-five (45) calendar days after the DE-SPAC Transaction Date, it will file with the U.S. Securities & Exchange Commission (at the its sole cost and expense) a registration statement registering the resale of the Globis Shares issued pursuant to the Deed (the Registration Statement), and that it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof.

2.	Globis has also agreed to cause such Registration Statement, or another shelf registration statement that includes the Globis Shares issued pursuant to the Deed, to remain effective until the earliest of (i) the second anniversary of the DE-SPAC Transaction Date, (ii) the date on which the Subscribers cease to hold any Globis Shares issued pursuant to the Deed, or (iii) on the first date on which the Subscribers are able to sell all of the Globis Shares issued to them pursuant to the Deed (or shares received in exchange therefor) under Rule 144 promulgated under the Securities Act of 1933, as amended, within 90 days without limitation as to the amount of such securities that may be sold, provided that each Subscriber fully, promptly, truthfully and accurately discloses its ownership of Globis Shares to Globis and also provides Globis with all other pertinent details of the Subscriber relating to the Globis Shares the Subscriber owns upon request to assist Globis in making the determination described above.

3.	Globis may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 (or F-3, as applicable) at such time after Globis becomes eligible to use such Form S-3 (or F-3, as applicable).

4.	Globis may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Securities Exchange Act of 1934, as amended.

5.	The obligations of Globis to include the Globis Shares issued to each Subscriber pursuant to the Deed (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Subscriber furnishing in writing and fully, promptly, truthfully and accurately to Globis such information regarding the Subscriber, the securities of Globis held by the Subscriber and the intended method of disposition of such Globis Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by Globis to effect the registration of such Globis Shares, and the execution by each Subscriber of such documents in connection with such registration as Globis may reasonably request that are customary of a selling stockholder in similar situations.

GLOBIS ACQUISITION CORP.

By:	/s/ Paul Packer
Name:	Paul Packer
Title:	Chief Executive Officer and Chief Financial Officer